Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Leon J. Holschbach, Chief Executive Officer of Midland States Bancorp, Inc. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2017 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Midland States Bancorp, INC.

Dated as of:March 6, 2018	By:	/s/	Leon J. Holschbach
Leon J. Holschbach
Chief Executive Officer
(Principal Executive Officer)